                                                                    EXHIBIT 99.1
                                                                    ------------

                    WINTHROP PARTNERS 79 LIMITED PARTNERSHIP
                    ----------------------------------------
                            FORM 10-QSB JUNE 30, 2002
                            -------------------------



SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT

1. Statement of Cash Available for Distribution for the three months ended June 30, 2002:

   Net income                                                            $191,000
   Add:    Depreciation and amortization charged to net income not
              affecting cash available for distribution                    26,000
           Minimum lease payments received, net of interest
              income earned, on leases accounted for under the
              financing method                                              6,000
   Less:   Mortgage principal payments                                     (6,000)
           Cash to reserves                                                (92,000)
                                                                          --------
   Cash Available for Distribution                                        $125,000
                                                                          ========
   Distributions Allocated to General Partners                             $10,000
                                                                          ========
   Distributions Allocated to Limited Partners                            $115,000
                                                                          ========


2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended June 30, 2002:


         Entity Receiving                                Form of
           Compensation                               Compensation                                Amount
-----------------------------------      -------------------------------------------        -----------------
   Winthrop
   Management LLC                        Property Management Fees                                $3,000

   WFC Realty Co., Inc.
   (Initial Limited Partner)             Interest in Cash Available for Distribution                $57

   One Winthrop Properties, Inc.         Interest in Cash Available for Distribution             $4,000
   (General Partner)

   Linnaeus-Hampshire Realty
   Limited Partnership
   (General Partner)                     Interest in Cash Available for Distribution             $6,000






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